Exhibit 99.1

Endurance International Group Announces Sale of 10,000,000 Shares of Common Stock by Selling Stockholders

BURLINGTON, Mass. (March 6, 2015) — Endurance International Group Holdings, Inc. (NASDAQ:EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today announced the sale of 10,000,000 shares of common stock by existing stockholders as identified in the prospectus supplement relating to this offering. In addition, the selling stockholders have granted the underwriter a one-day option to purchase up to an additional 1,500,000 shares of common stock. Endurance will not receive any of the proceeds from the offering of shares by the selling stockholders. The offering is expected to close and settle on March 11, 2015, subject to customary closing conditions.

Credit Suisse Securities (USA) LLC is acting as the sole underwriter for the offering. Credit Suisse Securities (USA) LLC proposes to offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NASDAQ Global Select Market, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

An automatic shelf registration statement (including a prospectus) relating to common stock of Endurance International Group Holdings, Inc. to be sold in the offering was filed today with the Securities and Exchange Commission (“SEC”) and became effective upon filing. The offering of this common stock is being made only by means of a prospectus and prospectus supplement. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the prospectus and prospectus supplement may be obtained from Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, One Madison Avenue, New York, NY 10010, telephone: (800) 221-1037, email: newyork.prospectus@credit-suisse.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of a prospectus supplement and the accompanying prospectus, forming a part of the Registration Statement.

Cautionary Note on Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “confident,” “positions,” and variations of such words or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ending

December 31, 2014 filed with the SEC on February 27, 2015 and other reports we file with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group (NASDAQ: EIGI) helps small and medium-sized business owners establish, manage and grow their businesses by harnessing the power and promise of the web. As a leading provider of cloud-based platform solutions to help small and medium-sized business owners succeed online, Endurance, through its family of brands — including Bluehost, HostGator, iPage, Domain.com, A Small Orange, and ResellerClub — supports approximately 4.1 million subscribers and is able to tailor solutions for small businesses at every stage and level of sophistication. Endurance is headquartered in Burlington, Massachusetts, has a presence in Asia and the Americas, and employs over 2,500 people. For more information, visit endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Dani LaSalvia

Endurance International Group

(781) 852-3212

press@endurance.com